Exhibit 10(a)91

AMENDMENT TO
RETENTION AGREEMENT

THIS INSTRUMENT, effective January 1, 2005, by and between Entergy Corporation, a Delaware corporation ("Company"), and J. Wayne Leonard ("Executive"), hereby constitutes an amendment to the Retention Agreement entered into by and between Company and Executive on November 21, 2000 and effective on October 27, 2000 ("Agreement"). Except as otherwise provided herein, the Agreement shall remain in full force and effect in accordance with its original terms and conditions.

WHEREAS, the Agreement provides certain benefits to Executive that are subject to the deferred compensation requirements of Internal Revenue Code Section 409A; and

WHEREAS, the Company and Executive desire to amend the Agreement to incorporate certain transitional relief provisions available under Internal Revenue Bulletin 2005-1, Q&A-19(c) and the Preamble to Proposed 409A Regulations; and

WHEREAS, Section 12 of the Agreement provides that it may not be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and such officer as may be specifically designated by the Board; and

WHEREAS, the Board of Directors of Company has authorized the undersigned Company Officer to execute this Amendment to the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, Company and Executive hereby agree to amend the Agreement as follows:

1. An Addendum is added at the end of the Agreement to read as follows:

ADDENDUM

Notwithstanding any other provision of this Agreement to the contrary, all deferred compensation under this Agreement, including specifically the Supplemental Retirement Benefit provided under this Agreement, is subject to Internal Revenue Code ("Code") section 409A. Executive is hereby allowed to make new payment elections with respect to the Supplemental Retirement Benefit, including but not limited to conversion deferral elections under the terms and conditions of the Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries, in accordance with Internal Revenue Service Notice 2005-1, Q&A-19(c), and related Proposed Treasury Regulations under Internal Revenue Code Section 409A. Such elections shall be made in accordance with the Transitional Payment Election Form attached to this Addendum.

IN WITNESS WHEREOF, the parties have executed this Amendment on this 30th day of December 2005, but effective as of the date above written.

ENTERGY CORPORATION	EXECUTIVE
Through its Duly Authorized Officer

By: /s/ William E. Madison	By: /s/ J. Wayne Leonard
William E. Madison	J. Wayne Leonard
Senior Vice-President, Human	Chief Executive Officer,
Resources and Administration	Entergy Corporation

Retention Agreement Effective October 27, 2000 and
Executive Deferred Compensation Plan of Entergy Corporation and Subsidiaries ("EDCP")

Transitional Payment Election Form
For Retirement or a Qualifying Event occurring after December 31, 2005

NOTE: This form constitutes a new payment election, and supercedes all prior Payment Election Forms, with respect to the Supplemental Retirement Benefit payable under your Retention Agreement with Entergy Corporation effective as of October 27, 2000 ("Retention Agreement") and as may be converted in whole or in part into the EDCP. This election is being made pursuant to Transitional Guidance under IRS Notice 2005-1, Q&A-19(c) and related Proposed Treasury Regulations under Internal Revenue Code Section 409A.

Participant's Name (please print): J. Wayne Leonard

Participant's Social Security Number: _________ - _______ - _____________

General Information Regarding This Election

Pursuant to the instructions set forth below and the terms and conditions of the EDCP, the Plan Administrator for the EDCP, by his signature below, hereby authorizes you to irrevocably elect to defer (in one percent increments) any percentage of the actuarial equivalent lump sum value of the Supplemental Retirement Benefit that may be awarded to you in accordance with the terms and conditions of your Retention Agreement, provided such Supplemental Retirement Benefit is payable on account of your Retirement or a Qualifying Termination occurring after December 31, 2005. If you elect to defer only a portion of your benefit, any remaining benefit amount (less all applicable taxes and other withholdings) will be paid to you as soon as administratively practicable after your Retirement or Qualifying Termination in a single-sum distribution.

Under Section A of this form, you must elect the form of payment of the Supplemental Retirement Benefit to which you may be entitled. Failure to make an election under Section A will result in payment of your Supplemental Retirement Benefit under the normal form of payment, (i.e., 50% Joint and Survivor Annuity). You will not be able to change this form of distribution election unless you make such change at least 12 months prior to the scheduled commencement date of your Supplemental Retirement Benefit payment, and such change shall result in a five-year delay from the commencement date in effect prior to such successive deferral election. Note: If you later decide to change the form of distribution from one form of life annuity to another actuarially equivalent form of life annuity (without a term certain feature), you may do so without delaying distribution for 5 years.

NOTE: if you wish to defer receipt of your Supplemental Retirement Benefit, you must first check the lump sum form of benefit option in Section A and then complete Section B.

Under Section B of this form, you may elect to convert your entire Supplemental Retirement Benefit to an EDCP deferral benefit and defer receipt of all or a portion of such converted benefit under the EDCP for a period of not less than five (5) years from the scheduled commencement date of your Supplemental Retirement Benefit payment. If you do not make an election under Section B, you will receive any benefits in accordance with the benefit commencement provisions of the Retention Agreement. However, you may make an election at least 12 months prior to the scheduled commencement date of your Supplemental Retirement Benefit payment to convert your entire benefit to an EDCP deferral benefit and defer receipt of all (not a portion) of such converted benefit under the EDCP for a period of not less than five (5) years from the scheduled commencement date of your Supplemental Retirement Benefit payment. Therefore, if you wish to successively defer under the EDCP some, but not all, of your converted Supplemental Retirement Benefit, then you should make the conversion election at this time.

Regardless of your deferral decision, the total value of your Incentive Compensation will be subject to immediate Social Security and Medicare taxes (which will be deducted from your pay). Under current law, once taxed, any gains on the amounts deferred will be excluded from future Social Security and Medicare taxes.

If you wish to make an election concerning your Supplemental Retirement Benefit, you must complete, sign, date and return this form to Gina Gremillion in the Total Rewards Department at the following location:
M-MCI-2F	Fax: 601-339-2387
Entergy Corporation	Phone: 601-339-2349
MCI Building
500 Clinton Center Dr
Clinton, MS. 39056-5630

Please note: To be effective, your completed form must be received by 11:59 p.m. on December 31, 2005.

Section A: Supplemental Retirement Benefit under Retention Agreement

Form of Payment Election

Please check only ONE of the following forms of payment. Note: You must check the lump sum form of payment election if you wish to convert and defer all or a portion of your Supplemental Retirement Benefit under the EDCP. If you do not wish to defer any part of your Supplemental Retirement Benefit, then you may elect a form of benefit other than lump sum. Failure to make an election under this Section A, or checking more than one box under this Section A, shall result in payment of your Supplemental Retirement Benefit under the normal form of payment set forth in your Retention Agreement, (i.e., 50% Joint and Survivor Annuity). You may still elect an alternative form of payment through a successive deferral election, provided such election is made at least 12 months prior to your benefit commencement date, and in which case the benefit commencement date shall be delayed for a period of at least 5 years from the otherwise applicable benefit commencement date. Note: If you later decide to change the form of distribution from one form of life annuity to another actuarially equivalent form of life annuity (without a term certain feature), you may do so without delaying distribution for 5 years.

I choose to have my Supplemental Retirement Benefit paid at the time provided for in my Retention Agreement and elect the following form of payment:

Immediate Lump Sum Payment of my entire benefit (elect this option if you wish to receive an immediate lump sum distribution of your Supplemental Retirement Benefit -- or -- if you wish to convert such benefit and defer receipt under the EDCP in accordance with section B of this form);

OR
Normal Form of Payment under Retention Agreement (50% Joint and Survivor Annuity);

OR
Optional Joint and ____% Survivor Annuity (fill in one of the following Surviving Spouse annuity percentages: 66 2/3%, 75%, 90%, or 100%);

OR

Optional Life Annuity with 10-Years Certain Option (Note: If you elect this form of payment and die before receiving all guaranteed payments, your Surviving Spouse will be your Beneficiary. If you do not have a Surviving Spouse, your Beneficiary will be your estate, unless you designate a contingent Beneficiary below and that contingent Beneficiary survives you.)

I hereby designate the following contingent Beneficiary to receive any remaining guaranteed payments in the event I have no Surviving Spouse:

NOTE: Notwithstanding any election you may make, if you are determined to be a "specified employee" within the meaning of Internal Revenue Code section 409A, no distribution may be made to you until at least 6 months after your separation from service, except in the event of your death, in which case this 6-month rule does not apply.

Section B: Conversion and Successive Deferral of Supplemental Retirement Benefit

Note: If you elected any form of distribution in section A above other than the lump sum distribution option, any election under this Section B will be void.

You may elect to convert your Supplemental Retirement Benefit into a benefit under the EDCP ("Converted Amount") and defer all or a portion of that Converted Amount. Note that such election to convert and defer requires that the percentage you elect to defer be deferred for a minimum deferral period of at least 5 years from the date of your scheduled benefit commencement date under the Retention Agreement. After this election period under the transitional relief, you may still elect to convert your Supplemental Retirement Benefit under the EDCP at least 12 months prior to your scheduled benefit commencement date, but you will not be able to defer for less than 5 years anything less than 100% of the Converted Amount.

1. Election to Convert Supplemental Retirement Benefit

Under subsection 1 of this Section B, you may elect to convert your Supplemental Retirement Benefit to a Converted Amount. If you check the box under subsection 1 in this Section B, you should next complete subsections 2 and 3 of this Section B. If you check the box in subsection 1 of Section B, but do not complete subsections 2 and 3, you shall be deemed to have elected payment of your entire Converted Amount in an immediate lump sum benefit payment.

I elect to convert my Supplemental Retirement Benefit into a lump sum deferral under the EDCP. I acknowledge that, by making this conversion election, any amount that otherwise would have been paid to me under my Retention Agreement shall no longer be payable to me thereunder, but instead shall be paid or deferred, in accordance with my deferral elections below, under the EDCP. I understand that if I fail to complete subsections 2 and 3 of this Section B, I shall be deemed to have elected payment of the entire Converted Amount in an immediate lump sum benefit payment.

2. Election of Percentage to Defer

Under subsection 2 of Section B, subject to the requirements set forth below and the terms and conditions of the EDCP, you may irrevocably elect to defer (in one percent increments) any percentage of your Converted Amount. Regardless of your deferral decision, the total value of your Converted Amount will be subject to immediate Social Security and Medicare taxes (which will be deducted from your pay) when you become entitled to such benefits. Under current law, once taxed, any gains on the amounts deferred will be excluded from future Social Security and Medicare taxes. Note: If you do not elect to convert and defer during this election period under the transitional relief, any future conversion will result in deferral for at least 5 years of 100% of the Converted Amount.

I choose to defer ___% (in one percent increments) of my Converted Amount as a deemed investment in the T. Rowe Price Stable Income Fund pursuant to the terms and conditions of the EDCP. I understand that during the deferral period I may reallocate deemed investment amounts into other T. Rowe Price Funds made available under the EDCP. I further understand that any portion of my Converted Amount that I choose not to defer will be paid to me in the form of an immediate lump sum payment.

3. Election of Deferral Receipt Date

Under subsection 3 of this Section B, unless you elect the installment form of payment below, all deferred amounts will be distributed in the form of a lump sum distribution on the deferral receipt date described below.

I choose to defer payment of the above-described percentage of my Converted Amount until the Deferral Receipt Date of the first workday in January next following the completion of five (5) calendar years following my scheduled benefit commencement date as defined under my Retention Agreement, as from time to time amended to comply with section 409A had I not elected to convert and successively defer such sums into the EDCP.

I understand that payment of my deferred Converted Amount balance under the EDCP will be made in the form of a single-sum distribution, unless I elect to receive installment payments in accordance with the terms and conditions of the plan by completing the following election: I elect to receive payment of my deferred Converted Amount balance in _____ (not to exceed 10) annual substantially equal installments, with the first installment payment to be received on the Deferral Receipt Date indicated above.

NOTES: No additional successive deferral elections of the receipt of the Converted Amount balance attributable to this deferral election (i.e., beyond the successive deferral date set forth above) will be available except as permitted by the terms and conditions of the EDCP in effect on or after January 1, 2007.

Signature & Acknowledgment Section

Unless otherwise defined herein, capitalized terms are defined in the Retention Agreement or the EDCP.

I agree that the terms of such amendments or successor plans shall govern the terms of the payment or conversion of my Supplemental Retirement Benefit and the deferral of any Converted Amount notwithstanding the terms of my Retention Agreement and the EDCP in effect upon the date of my execution of this election, but in no event shall such form of distribution be altered from what is elected above nor shall the term of the successive deferral period elected above be less than five (5) years from the date of my scheduled benefit commencement date as defined in the Retention Agreement as from time to time amended and effective on the date of my eligible distribution event. I understand that if I do not change my election through a successive deferral election at least 12 months prior to the date scheduled for commencement of my Supplemental Retirement Benefit, then this election shall become irrevocable on such date, except for timely subsequent successive deferral elections.

I understand that my deferrals are an unfunded and unsecured obligation of my Employer, and any reference to investments is hypothetical and solely for purposes of computing payments due. I further understand that Entergy, my Employer and Entergy's corporate personnel and the Plan Administrator do not make any guarantee of tax deferral or the effect of any deferral elections and cannot determine which deferral elections may fit my personal tax and financial needs. I have had the opportunity to consult my personal tax and financial planning advisors before deciding whether to make a deferral election, and I fully understand the consequences of my election, which is accurately reflected on this form.

I further acknowledge that the payment of my deferral shall be made pursuant to the terms of the EDCP or a successor plan the terms of which may be required to be amended or drafted to comply with the provisions of the American Jobs Creation Act of 2004. I agree that the terms of such amendment or successor plan shall govern the terms of the payment of my deferral notwithstanding the terms of the EDCP in effect upon the date of my execution of this election.

Accepted and Agreed: Signature ________________________________ Date: December ____, 2005.

Plan Administrator's Acknowledgment

By his signature below, the Plan Administrator for the EDCP does hereby recognize the Supplemental Retirement Benefit that may become payable to the Participant in accordance with the terms and conditions of his Retention Agreement as "Incentive Compensation" under the EDCP for deferral eligibility purposes.

Plan Administrator's Signature ________________________________